Exhibit 99.1

News Release

Media Line: 410 470-7433 www.constellationenergypartners.com

Media Contact:	Lawrence McDonnell 410 470-7433

Investor Contact:	Tonya Cultice 410 470-5619

Constellation Energy Partners Declares Cash Distribution

- Receives Notice Regarding Request for Appeal on Torch Arbitration

HOUSTON, Oct. 24, 2008—Constellation Energy Partners LLC (NYSE Arca: CEP) today announced a cash distribution for the quarter ended Sept. 30, 2008 of $0.5625 per outstanding common unit and Class A unit, or $2.25 per unit on an annualized basis. The distribution will be payable on Nov. 14, 2008 to unitholders of record at the close of business on Nov. 7, 2008.

The company also announced that it has received notice that a lawsuit was filed in Texas state court seeking to vacate the final award in the recent arbitration proceedings relating to the termination of the Torch Energy Royalty Trust and gas purchase contract that contained the pricing mechanisms for calculating net profits interest (NPI) payments that burden the majority of the company’s properties located in the Robinson’s Bend Field in Alabama’s Black Warrior Basin. The lawsuit was filed by the trustee of the Torch Energy Royalty Trust and the largest holder of trust units, Trust Venture Company, LLC. In the complaint, the trustee and Trust Venture assert that the arbitration panel exceeded its authority and manifestly disregarded the law in issuing its final award. The complaint asserts many of the same arguments that the trustee and Trust Venture asserted during the arbitration proceedings that were rejected by the arbitration panel. The company believes that these claims are without merit and intends to vigorously defend itself in the lawsuit.

In connection with this lawsuit, the company has suspended all quarterly cash distributions to the Class D unitholders, including the previously announced one-time special cash distribution in the amount of $666,666.66 which represents the distributions that were suspended for the quarterly periods ended March 31 and June 30, 2008. The suspension of these quarterly cash distributions will extend until this litigation is resolved.

This release is intended to be a qualified notice under Treasury Regulation Section 1.1446-4(b). Brokers and nominees should treat one hundred percent (100.0%) of Constellation Energy Partners’ distributions to foreign investors as being attributable to income that is effectively connected with a United States trade or business. Accordingly, Constellation Energy Partners’ distributions to foreign investors are subject to federal income tax withholding at the highest applicable rate.

Forward-Looking Statements

We make statements in this news release that are considered forward- looking statements within the meaning of the Securities Exchange Act of 1934. These forward-looking statements are largely based on our expectations, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control. In addition, management’s assumptions about future events may prove to be inaccurate. Management cautions all readers that the forward-looking statements contained in this news release are not guarantees of future performance, and we cannot assure you that such statements will be realized or the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to factors listed in the “Risk Factors” section in our SEC filings and elsewhere in those filings. All forward-looking statements speak only as of the date of this news release. We do not intend to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise.

Constellation Energy Partners LLC (www.constellationenergypartners.com) is a limited liability company focused on the acquisition, development and production of oil and natural gas properties, as well as related midstream assets.

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